                                                                    EXHIBIT 4.68


Sulphur, Louisiana                                                April 14, 1993

     For value received, the undersigned, jointly, severally and in solido promise to pay to the order of CAMERON TELEPHONE COMPANY at its office at 101
E. Thomas Street, Sulphur, Louisiana, TWO MILLION SEVEN HUNDRED SEVENTY NINE THOUSAND NINE HUNDRED TWENTY FOUR AND 84/100 ($2,779,924.84) DOLLARS (which includes accrued interest for two years @ 5.45 per cent on $1,200,000) in 28 equal quarterly installments, the first maturing on the 14th day of April 1995, and one on the same day of every third month thereafter until paid. Each installment shall be Ninety Nine Thousand Two Hundred Eighty Three and 03/100 ($99,283.03) Dollars, plus interest, except the last, which shall be the unpaid balance, with interest at the rate of 5.45 per cent per annum from April 14, 1995, until paid.

     Failure to pay any of the installments of this note at its maturity shall mature this note in its entirety, and all the remaining installments shall immediately become due and payable.

     And I, we, the makers, signers and endorsers of this note hereby severally waive presentment for payment, demand, protest, notice of protest and of dishonor, and consent that time of payment may be extended without notice or previous consent of any of them. And, if suit for collection is instituted or this note is placed in the hands of an attorney for collection, we bind ourselves to pay the fees of the attorney who may be employed for that purpose, which fees are hereby fixed at Ten Percent (10%) of the amount due.

                                      MERCURY, INC.

                                      BY /s/ [ILLEGIBLE]
                                         ---------------------------------------

                              INTEREST ACCRUAL
                              ACCOUNT (1210000)
                            ANNUAL INTEREST 5.45%


                                                                                                                     Total
 Date                       Description                          Interest Accrual         Int Balance               Balance
------------------------------------------------------------------------------------------------------------------------------
04/14/95   Balance Forward                                                                 $279,924.84           $2,779,924.84
06/30/95   JE for April, May & June interest accrual               $31,961.52              $311,886.36           $2,811,886.36
07/31/95   JE for interest accrual - July 95                       $12,887.62              $324,753.98           $2,824,753.98
08/31/95   JE for interest accrual - August 95                     $12,887.62              $337,621.60           $2,837,621.60
09/30/95   JE for interest accrual - September 95                  $12,452.54              $350,074.14           $2,850,074.14
10/31/95   JE for interest accrual - October 95                    $12,887.62              $362,941.76           $2,862,941.76
11/30/95   JE for interest accrual - November 95                   $12,452.54              $375,394.30           $2,875,394.30
12/31/95   JE for interest accrual - December 95                   $16,314.84              $391,709.14           $2,891,709.14
01/31/96   JE for interest accrual - January 96                    $13,385.05              $405,094.19           $2,905,094.19
02/29/96   JE for interest accrual - February 96                   $12,579.46              $417,673.64           $2,917,673.64
03/31/96   JE for interest accrual - March 96                      $13,505.23              $431,178.88           $2,931,178.88
04/30/96   JE for interest accrual - April 96                      $13,130.08              $444,308.95           $2,944,308.95
05/31/96   JE for interest accrual - May 96                        $13,628.52              $457,937.47           $2,957,937.47
06/30/96   JE for interest accrual - June 96                       $13,249.94              $471,187.41           $2,971,187.41